UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2022

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	1-6314	04-1717070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of Principal Executive Offices, and Zip Code)

(818) 362-8391
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TPC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tutor Perini Corporation (the “Company”) announces that James (Jack) A. Frost, the Company’s President and Chief Operating Officer and Chief Executive Officer of the Company’s Civil Group, will retire from the Company on June 30, 2023. Mr. Frost will step down from his current roles effective as of September 30, 2022, and at such time Michael F. Smithson will be appointed as Executive Vice President, Civil Group and Ghassan Ariqat will be appointed Executive Vice President, Building & Specialty Contractors Groups. Additionally, Ronald N. Tutor, the Company’s Chairman and Chief Executive Officer, will assume the role of President, in addition to his current roles.

As agreed on September 22, 2022, Mr. Frost will transition to a new role as Executive Vice President, Special Projects on September 30, 2022 until his retirement as an employee of the Company on June 30, 2023 (the period from September 30, 2022 through June 30, 2023, the “Transition Period”). Mr. Frost has agreed to serve as a consultant to the Company from July 1, 2023 through March 31, 2024 (such period, the “Consulting Period”), during which such period Mr. Frost will work with the Company on the settlement and resolution of various project disputes.

During the Transition Period, Mr. Frost will continue to receive his current annual base salary of $1,000,000, remain eligible to receive an annual bonus for 2022, and continue to participate in the Company’s employee benefit plans. Mr. Frost will not be eligible to receive any annual bonus for 2023 or 2024. As compensation for his services during the Consulting Period, Mr. Frost will receive (i) a monthly consulting fee of $62,500, (ii) a lump sum payment in the amount of $375,000 payable upon the satisfactory completion of his consulting duties and his execution of a customary release in favor of the Company, and (iii) continued vesting of his outstanding equity awards. The Company will also subsidize Mr. Frost’s premiums for continued group health plan and life insurance coverage for the duration of the Consulting Period.

In lieu of any further equity awards following his resignation from his current roles, on or about September 30, 2022, Mr. Frost will be granted an award of 100,000 cash-settled performance units (“CPSUs”), which will vest to the extent of satisfaction of performance targets related to the settlement and resolution of various project disputes as well as Mr. Frost’s continued service with the Company through March 31, 2024. Any earned CPSUs will be settled in cash, based on the value of the Company’s common stock on the vesting date. In addition, Mr. Frost will be granted a deferred cash award that will vest in full on March 31, 2024 subject to Mr. Frost’s continued service with the Company through such date. The amount of the deferred cash award will be equal to the value of 100,000 shares of Company common stock on the date of the deferral and will increase or decrease in value based on the Company’s stock price movement over the vesting period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUTOR PERINI CORPORATION

Date:	September 27, 2022	By:	/s/ Gary G. Smalley
Gary G. Smalley
Executive Vice President and Chief Financial Officer

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